Exhibit 4.1

SPECIMEN ORDINARY SHARE CERTIFICATE

CERTIFICATE NUMBER	SHARES _________
CUSIP: [●]

MOOLEC SCIENCE SA

INCORPORATED UNDER THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG

ORDINARY SHARE

THIS CERTIFIES THAT [NAME OF HOLDER]

IS INSCRIBED IN THE SHARE REGISTER OF THE COMPANY AS THE HOLDER OF [NUMBER OF SHARES]
ORDINARY SHARES

OF $0.01 NOMINAL VALUE

MOOLEC SCIENCE SA

a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 268440 (the “Company”) by showing the number of shares registered in the name of its owner in the shareholders’ register of the Company.

In accordance with Luxembourg law, only the registration in the share register of the Company evidences the ownership of shares.

Moolec Science SA

By			By
	Name:			Name:
	Title:	Director		Title:	Director

By
Name:
	Title:	Director